Exhibit 5.3

May 30, 2008

Barrick Gold Corporation

Brookfield Place, TD Canada Trust Tower

Suite 3700

161 Bay Street, P.O. Box 212

Toronto, Ontario M5J 2S1

Barrick North America Finance LLC

Barrick Gold Financeco LLC

136 East South Temple

Suite 1800

Salt Lake City, Utah 84111-1134

Ladies and Gentlemen:

We have acted as United States counsel to Barrick North America Finance LLC and Barrick Gold Financeco LLC , each a Delaware limited liability company (collectively, the “Finance Subsidiaries” and individually, each a “Finance Subsidiary”) and Barrick Gold Corporation, a corporation organized under the laws of the Province of Ontario (“BGC”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a combined registration statement on Form F-9 and Form F-3 (the “Registration Statement”) relating to the offering, from time to time, by the Finance Subsidiaries and BGC of debt securities (the “Debt Securities”) in an aggregate principal amount of up to US$2,000,000,000 (or the equivalent in other currencies or currency units), as set forth in the prospectus contained in the Registration Statement (the “Prospectus”). Debt Securities offered by the Finance Subsidiaries will be fully and unconditionally guaranteed by BGC (the “Guarantees”).

The Debt Securities will be issued in one or more series pursuant to an indenture in substantially the form of Exhibit 4.1 to the Registration Statement on Form F-3 (the “Indenture”) to be entered into among the Finance Subsidiaries, BGC and the trustee party thereto, as Trustee (the “Trustee”).

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the following documents:

(a) The Registration Statement.

(b) The Prospectus.

(c) The form of Indenture.

(d) The form of security filed as Exhibit 4.2 to the Registration Statement on Form F-3.

(e) Such corporate records, certificates of public officials, officers and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

In our review of the documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Finance Subsidiaries and BGC.

We have not independently established the validity of the foregoing assumptions.

Our opinion set forth below is limited to the law of the State of New York and the federal laws of the United States, and we express no opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

When (i) the Indenture has been duly authorized, executed and delivered by the parties thereto and qualified under the United States Trust Indenture Act of 1939, as amended, (ii) the Debt Securities and the Guarantees have been duly authorized, executed and delivered by BGC and the Finance Subsidiaries, as applicable, and (iii) the Debt Securities have been duly authenticated by the Trustee, the Indenture, the Debt Securities and the Guarantees, as applicable, will be the legal, valid and binding obligations of BGC and the Finance Subsidiaries party thereto, enforceable against such parties in accordance with their terms and entitled to the benefits of the Indenture.

The opinion set forth above is subject to the following qualifications:

(a) Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinion is subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) With respect to Debt Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP